                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                          (Effective February 28, 2005)



         Section 1. This Distribution Plan (the "Plan") constitutes the distribution plan for the following classes of the series (each, a "Fund") of Gartmore Mutual Funds (the "Trust"):




FUND                                                                                                       CLASSES
--------------------------------------------------------------------------------  --------------------------------
Gartmore Mid Cap Growth Leaders Fund (formerly                                                          A, B, C, R
     Gartmore Millennium Fund, Nationwide New Economy  Fund and Nationwide
     Mid Cap Growth Fund)
Gartmore Growth Fund (formerly Nationwide Growth Fund)                                                  A, B, C, R
Gartmore Nationwide Fund (formerly Gartmore Total Return Fund)                                          A, B, C, R
Gartmore Bond Fund                                                                                A, B, C, R, X, Y
     (formerly Nationwide Bond Fund)
Gartmore Tax-Free Income Fund                                                                        A, B, C, X, Y
     (formerly Nationwide Tax-Free Income Fund)
Gartmore Government Bond Fund                                                                     A, B, C, R, X, Y
     (formerly Nationwide Government Bond Fund)
Gartmore Money Market Fund                                                                                 Service
     (formerly Nationwide Money Market Fund)
Gartmore S&P 500 Index Fund (formerly Nationwide                                   A, B, C, R, Service, Local Fund
     S&P 500 Index Fund)
Gartmore Small Cap Fund (formerly Nationwide Small Cap Fund and                                         A, B, C, R
     Prestige Small Cap Fund)
Gartmore Large Cap Value Fund (formerly Prestige Large Cap Value Fund                                   A, B, C, R
     and Nationwide Large Cap Value Fund*)
Gartmore Short Duration Bond Fund                                                               A, C, Service, IRA
     (formerly Morley Capital Accumulation Fund, Nationwide Morley
     Capital Accumulation Fund and Gartmore Morley Capital
     Accumulation Fund)
Gartmore U.S. Growth Leaders Fund (formerly Nationwide Focus Fund and                                   A, B, C, R
     Gartmore Growth 20 Fund)
Gartmore Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund)                                  A, B, C, R
Gartmore High Yield Bond Fund                                                                           A, B, C, R
     (formerly Nationwide High Yield Bond Fund)
Gartmore Value Opportunities Fund                                                                       A, B, C, R
     (formerly Nationwide Value Opportunities Fund)
Gartmore Morley Enhanced Income Fund                                                                          A, R
     (formerly Nationwide Morley Enhanced Income Fund)
Gartmore Small Cap Index Fund (formerly Nationwide Small Cap Index Fund)                                A, B, C, R
Gartmore Mid Cap Market Index Fund (formerly Nationwide Mid Cap Market                                  A, B, C, R
     Index Fund
Gartmore International Index Fund (formerly Nationwide International Index Fund)                        A, B, C, R
Gartmore Bond Index Fund (formerly Nationwide Bond Index Fund)                                          A, B, C, R
Gartmore Investor Destinations Aggressive Fund                                                 A, B, C, R, Service
     (formerly Investor Destinations Aggressive Fund and
     Nationwide Investor Destinations Aggressive Fund)

                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                          (Effective February 28, 2005)
                                     Page 2

Gartmore Investor Destinations Moderately Aggressive Fund                                      A, B, C, R, Service
     (formerly Investor Destinations Moderately Aggressive Fund and
     Nationwide Investor Destinations Moderately Aggressive Fund)
Gartmore Investor Destinations Moderate Fund                                                   A, B, C, R, Service
     (formerly Investor Destinations Moderate Fund and
     Nationwide Investor Destinations Moderate Fund)
Gartmore Investor Destinations Moderately Conservative Fund                                    A, B, C, R, Service
     (formerly Investor Destinations Moderately Conservative Fund and
     Nationwide Investor Destinations Moderately Conservative Fund)
Gartmore Investor Destinations Conservative Fund                                               A, B, C, R, Service
     (formerly Investor Destinations Conservative Fund and
     Nationwide Investor Destinations Conservative Fund)
Gartmore Global Technology and Communications Fund                                                      A, B, C, R
     (formerly Nationwide Global Technology and Communications Fund)
Gartmore Global Health Sciences Fund                                                                    A, B, C, R
     (formerly Nationwide Global Life Sciences Fund)
NorthPointe Small Cap Growth Fund                                                                      A, B, C, R
Gartmore Emerging Markets Fund                                                                          A, B, C, R
Gartmore International Growth Fund                                                                      A, B, C, R
Gartmore Worldwide Leaders Fund (formerly Gartmore Global Leaders Fund)                                 A, B, C, R
Gartmore European Leaders Fund                                                                             A, B, C
Gartmore Small Cap Growth Fund (formerly Gartmore Global Small                                          A, B, C, R
      Companies Fund)
Gartmore OTC Fund                                                                                          A, B, C
Gartmore Asia Pacific Leaders Fund                                                                         A, B, C
Gartmore Global Financial Services Fund                                                                 A, B, C, R
Gartmore Global Utilities Fund                                                                          A, B, C, R
Gartmore Micro Cap Equity Fund                                                                          A, B, C, R
Gartmore Mid Cap Growth Fund                                                                            A, B, C, R
Gartmore U.S. Growth Leaders Long-Short Fund (formerly Gartmore                                         A, B, C, R
     Long-Short Equity Plus Fund
Gartmore Nationwide Principal Protected Fund                                                               A, B, C
Gartmore Long-Short Fund                                                                                   A, B, C
Gartmore Market Neutral Bond Plus Fund                                                                     A, B, C
Gartmore Convertible Fund                                                                               A, B, C, R
Gartmore China Opportunities Fund                                                                       A, B, C, R
Gartmore Global Natural Resources Fund                                                                  A, B, C, R
Gartmore Optimal                                                                                        A, B, C, R
         Allocations Fund: Aggressive (formerly Gartmore Actively)
         Managed Aggressive Asset Allocation Fund
Gartmore Optimal                                                                                        A, B, C, R
         Allocations Fund: Moderately Aggressive
         (formerly Gartmore Actively Managed Moderately Aggressive)

                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                          (Effective February 28, 2005)
                                     Page 3

         Asset Allocation Fund
Gartmore Optimal                                                                                        A, B, C, R
         Allocations Fund: Moderate (formerly Gartmore Actively)
         Managed Moderate Asset Allocation Fund
Gartmore Optimal                                                                                        A, B, C, R
         Allocations Fund: Specialty (formerly Gartmore Actively)
         Managed Specialty Asset Allocation Fund
Gartmore Small Cap Leaders Fund                                                                         A, B, C, R

----------

The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act").

         Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD"), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

(a) 25 basis points (0.25%) of the average daily net assets of the Class A Shares of the Funds; and

(b) 100 basis points (1.00%) of the average daily net assets of the Class B Shares of each of the Funds, 75 basis points (0.75%) of which will be a "distribution fee" (as described below) and 25 basis points (0.25%) of which will be a service fee; and

(c) 85 basis points (0.85%) of the average daily net assets of the Class X Shares (formerly Class B shares) of the Gartmore Bond Fund, Gartmore Tax-Free Income Fund, and Gartmore Government Bond Fund, 75 basis points (0.75%) of which will be a distribution fee and 10 basis points (0.10%) of which will be considered a service fee; and

(d) 100 basis points (1.00%) of the average daily net assets of the Class C Shares of each of the Funds which have adopted Class C shares as described above (except the Gartmore Money Market Fund and Gartmore Short Duration Bond Fund), 75 basis points (0.75%) of which will be a "distribution fee" (as described below), and 25 basis points (0.25%) of which will be considered a service fee; and

(e) 85 basis points (0.85%) of the average daily net assets of the Class Y Shares (formerly Class C shares) of the Gartmore Bond Fund, Gartmore Tax-Free Income Fund, and Gartmore Government Bond Fund, 75 basis points (0.75%) of which will be a distribution fee and 10 basis points (0.10%) of which will be considered a service fee; and

(f) 7 basis points (0.07%) of the average daily net assets of the Local Fund Shares of the Gartmore S&P 500 Index Fund; and

                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                          (Effective February 28, 2005)
                                     Page 4

(g) 15 basis points (0.15%) of the average daily net assets of the Service Class Shares of the Gartmore S&P 500 Index Fund and the Gartmore Money Market Fund; and

(h) 25 basis points (0.25%) of the average daily net assets of the Service Class Shares of the Gartmore Short Duration Bond Fund, Gartmore Investor Destinations Aggressive Fund Gartmore Investor Destinations Moderately Aggressive Fund, Gartmore Investor Destinations Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund and Gartmore Investor Destinations Conservative Fund; and

(i) 25 basis points (0.25%) of the average daily net assets of the IRA Class Shares of the Gartmore Short Duration Bond Fund; and

(j) 50 basis points (0.50%) of the average daily net assets of the Class R Shares of the Funds, 25 basis points (0.25%) of which will be a distribution fee and 25 basis points (0.25%) of which will be considered a service fee.

These fees will be paid to Gartmore Distribution Services, Inc. ("GDSI") for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Except as specifically designated above, the fees may be used either as distribution fees or servicing fees to the extent that they fit the descriptions below. As described above, the following types of fees may be paid pursuant to the Plan:

(a) a distribution fee for: (i) (a) efforts of an Underwriter expended in respect of or in furtherance of sales of Class B Shares, and (b) to enable an Underwriter to make payments to other broker/dealers and other eligible institutions (each a "Broker/Dealer") for distribution assistance pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with distribution assistance including, but not limited to, the reimbursement of expenses relating to printing and distributing advertising and sales literature and reports to shareholders for use in connection with the sales of Class B Shares, processing purchase, exchange and redemption requests from customers and placing orders with an Underwriter or the Funds' transfer agent, and personnel and communication equipment used in servicing shareholder accounts and prospective shareholder inquiries; and

(b) a service fee, if applicable and not otherwise covered under an administrative services plan and/or agreement, for: (i) (a) efforts of an Underwriter expended in servicing shareholders and (b) to enable an Underwriter to make payments to a Broker/Dealer for shareholder services pursuant to an agreement with the Broker/Dealer; and (ii) reimbursement of expenses (a) incurred by an Underwriter, and (b) incurred by a Broker/Dealer pursuant to an agreement in connection with shareholder service including, but not limited to personal, continuing services to investors. For purposes of the Plan, a Broker/Dealer may include any of an Underwriter's affiliates or subsidiaries. A service fee will be considered as such pursuant to Section 2830(b)(9) of the Conduct Rules of the NASD.

                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                          (Effective February 28, 2005)
                                     Page 5

(c) No provision of this Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

         Section 3. This Plan shall not take effect until it has been approved by a vote of at least a majority (as defined in the 1940 Act) of the outstanding voting securities of the applicable class of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

         Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" (as defined in the 1940
Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the "Rule 12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

         Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in
Section 4.

         Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

         Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

         Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

         A. That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

         B. That such agreement shall terminate automatically in the event of its assignment.

         Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

                              DISTRIBUTION PLAN OF
                              GARTMORE MUTUAL FUNDS
                          (Effective February 28, 2005)
                                     Page 6

         Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.